SOUTHWESTERN ENERGY COMPANY 2013 INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (“Southwestern”), has on this [___] day of [_____________], [____] (the “Award Date”) granted to [_______________] (the “Participant”) a Restricted Stock Unit Award with respect to shares of Southwestern’s Common Stock ($0.01 par value) (the “Award”). This Award is subject to the terms of this Restricted Stock Unit Award Agreement (the “Agreement”) and is made pursuant to the Southwestern Energy Company 2013 Incentive Plan (as amended, the “Plan”), which is incorporated into this Agreement by reference. Any capitalized terms used herein that are otherwise undefined shall have the meaning provided in the Plan.
1.Acceptance of Terms and Conditions. By acknowledging and accepting this Award, the Participant agrees to be bound by the terms and conditions of this Agreement, the Plan (including, without limitation, Section 12 of the Plan) and all conditions established by Southwestern in connection with Awards issued under the Plan, and the Participant further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against Southwestern or any Subsidiary (collectively, the “Company”), directly or indirectly, or give rise to any cause of action at law or in equity against the Company. To vest in the Restricted Stock Units (“RSUs”) described in this Agreement, the Participant must accept this Award. If the Participant fails to accept this Award prior to the date on which the Award vests under this Agreement, the Award will be cancelled and forfeited.

2.Grant. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, effective as of the Award Date, Southwestern hereby grants the Participant [______] RSUs.

3.Deferral Election. Notwithstanding any provision of this Agreement or the Plan, in the event that the Participant has previously made a valid election to defer receipt of all or any portion of this Award in accordance with the terms of the Southwestern Energy Company Nonemployee Director Deferred Compensation Plan (the “Deferred Compensation Plan”), the RSUs shall be reflected as a credit to the Participant’s Stock Unit Account (as defined in the Deferred Compensation Plan) in accordance with the Deferred Compensation Plan and shall be subject to all of the terms and conditions of the Deferred Compensation Plan.

4.Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding dividend equivalent right, which dividend equivalent right shall entitle the Participant to credits of Additional Restricted Stock Units (as defined in the Deferred Compensation Plan) to the Participant’s Stock Unit Account in accordance with Section 6.4(a) of the Deferred Compensation Plan.

5.Vesting. Except as otherwise provided in Sections 7 and 8 of this Agreement, the RSUs will fully vest on the earlier of (i) the first anniversary of the Award Date, or (ii) the next annual meeting of stockholders following the Award Date, subject to the Participant’s continued service on the Board.

6.Settlement of RSUs. In settlement of the RSUs, Southwestern will issue and deliver to the Participant one share of Common Stock with respect to each vested RSU at the time(s) set forth in the Deferred Compensation Plan and the Participant’s applicable deferral election thereunder.

7.Discontinuance of Participant’s Term.

(a)Expiration or Discontinuation of Participant’s Term on the Board. Subject to Sections 7(b) and (c) below, if the term of the Participant’s membership on the Board expires or is discontinued for any reason, then the unvested RSUs shall be forfeited on the date of such expiration or discontinuance of the Participant’s membership on the Board.

(b)Death or Disability. If the term of the Participant’s membership on the Board expires or is discontinued as a result of the Participant’s death or Disability, all unvested RSUs held by such Participant on the date of the expiration or discontinuance of such Participant’s membership on the Board shall become fully vested and will be settled in accordance with Section 6 above.

(c)Retirement. If the term of the Participant’s membership on the Board expires or is discontinued as a result of the Participant’s Retirement, a portion of the unvested RSUs shall vest and be settled in accordance with Section 6 above, and the remaining unvested RSUs shall be forfeited, in each case, on the date of such Retirement, without any payment of consideration by the Company to the Participant. In the event of such Retirement, the number of unvested RSUs which shall vest will be equal to the product of (i) the total number of RSUs granted pursuant to this Agreement and (ii) a fraction, the numerator of which is the total number of days that have elapsed between the Award Date and the date of such Retirement and the denominator of which is 365.

8.Change in Control. Upon a Change in Control, all outstanding unvested RSUs then held by the Participant under this Award shall fully vest and will be settled in accordance with Section 6 above.

9.Limitations on Transfer. The RSUs may not be transferred, encumbered or disposed of by the Participant under any circumstances or in any way and any transfer of the Participant’s rights with respect to these RSUs, whether voluntary or involuntary, by operation of law or otherwise, will result in the cancellation and forfeiture of this Award and all rights relating thereto, and the transfer shall be of no force or effect.

10.Responsibility for Taxes. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, which he or she incurs in connection with the vesting or settlement of this Award, in accordance with Section 16 of the Plan. However, upon the settlement of the Award, the Company shall have the right to withhold from any payment required to be made pursuant hereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

11.Section 409A of the Code. The benefits provided hereunder shall be paid in such a manner as to satisfy Section 409A of the Code or an exception to the application of Section 409A of the Code. To the extent that these benefits become subject to Section 409A of the Code, this Agreement, the Plan and the Deferred Compensation Plan shall be interpreted and construed to the fullest extent allowed under Section 409A of the Code and the applicable guidance thereunder to satisfy the requirements of an exception or to comply with Section 409A of the Code and the applicable guidance thereunder and to avoid any additional tax thereunder. Notwithstanding the foregoing or any provision of this Agreement, the Plan or the Deferred Compensation Plan to the contrary, in no event shall the Company be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, Section 409A of the Code.

12.Conformity with the Plan. This Agreement is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. If there is any conflict between the terms and conditions of the Plan and this Agreement the terms of the Plan, as interpreted by the Committee, shall govern.

13.Consent to Transfer Personal Data. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 13. The Company holds certain personal information about the Participant for the purpose of managing and administering the Plan (the “Data”). The Company may transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant authorizes the Company and any third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired or received pursuant to the Plan.

14.Confidentiality. The Participant agrees not to disclose the existence or terms of this Award to any third parties with the exception of the Participant’s accountants, attorneys, or spouse, and shall ensure that none of them discloses such existence or terms to any other person, except as required to comply with legal process.

15.Failure to Comply; Recoupment.

(a)In addition to the remedies provided for in the Plan, if the Participant fails to comply with any of the terms and conditions of the Plan or this Agreement, unless such failure is remedied within ten (10) days after the Participant is notified of such failure by the Committee, such failure to comply shall be grounds for the cancellation and forfeiture of this Award, in whole or in part, as the Committee may determine.

(b)Notwithstanding anything herein to the contrary, the Company will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under the Plan, including any benefits the Participant may receive in connection with the grant or vesting of RSUs pursuant to this Agreement.

16.Rights as a Stockholder. Except as otherwise expressly provided in this Agreement or the Plan, the Participant shall not have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to this Award granted pursuant to the Plan until the date (if any) of the issuance of such shares of Common Stock or the date as of which the Company records the Participant or his or her nominee as the owner of such shares of Common Stock, free and clear of any restrictions or conditions pursuant to the Plan or this Agreement, in its books and records.

17.Modification. This Agreement, the Plan and the Deferred Compensation Plan constitute the entire agreement of the parties with respect to the subject matter hereof. The Committee may amend, modify or terminate this Agreement in accordance with Section 17 of the Plan, provided that no such amendment or modification shall adversely affect the right of the Participant under this Agreement without the Participant’s written consent other than as set forth in Section 17(b) of the Plan.

18.Governing Law. All matters arising under this Agreement, including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of Delaware, without regard to any state’s conflict of law principles.

19.Electronic Delivery and Acceptance. Southwestern may, in its sole and absolute discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means and/or require the Participant to accept this Award or any future Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees that acceptance of this Award and any future Award may be through an on-line or electronic system established and maintained by Southwestern or a third party designated by Southwestern.

20.Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

21.Waiver. The waiver by the Company with respect to the Participant’s compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

22.Participant Acknowledgment. By accepting this Agreement, the Participant agrees to be bound by all of the terms and conditions of this Agreement, the Plan and the Deferred Compensation Plan as the same may be amended from time to time.

IN WITNESS WHEREOF, Southwestern has caused this Agreement to be executed by its undersigned duly authorized officer as of the ____ day of ________, 20____.

SOUTHWESTERN ENERGY COMPANY

___________________________________
By:     _____________________________
Its:    _____________________________

On this ____ day of ____________, 20____, the undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Agreement.

______________________________________
Participant